Exhibit 5.2

Dykema Gossett PLLC
10 South Wacker Drive
Suite 2300
Chicago, Illinois 60606
WWW.DYKEMA.COM
Tel:	(312) 876-1700
Fax:	(312) 627-2302

April     , 2011

Sears Holdings Corporation

3333 Beverly Road

Hoffman Estates, Illinois 60179

Re:	Registration Statement on Form S-4 filed by Sears Holdings Corporation

Ladies and Gentlemen:

We have been retained as special counsel to Kmart Stores of Illinois LLC, an Illinois limited liability company (“KSI-LLC”), Sears Protection Company, an Illinois corporation (“S-Protection”), Kmart Corporation, a Michigan corporation (“Kmart”), Kmart of Michigan, Inc., a Michigan corporation (“KOM”), KLC, Inc., a Texas corporation (“KLC”), and Kmart Stores of Texas LLC, a Texas limited liability company (“KST-LLC”) (KSI-LLC, S-Protection, KOM, KLC, and KST-LLC are referred to herein collectively as the “Specified Entities”), as to certain matters of Illinois, Michigan and Texas law relating to the guarantee by the Specified Entities of the Exchange Notes (as defined below). The Specified Entities are among several guarantors (such guarantors, including the Specified Entities, are hereinafter collectively referred to as the “Subsidiary Guarantors”) in connection with a registration statement on Form S-4, as amended (the “Registration Statement”), initially filed by the parent of the Specified Entities, Sears Holdings Corporation, a Delaware corporation (“Parent”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on April 12, 2011. The Registration Statement relates to the exchange (the “Exchange Offer”) of up to $1,000,000,000 aggregate principal amount of the outstanding 6 5/8% senior secured notes due 2018 (the “Old Notes”) of Parent and the related guarantees for (i) an equal principal amount of 6 5/8% senior secured notes due 2018 (the “Exchange Notes”) of Parent and (ii) the related guarantees of the Subsidiary Guarantors pursuant to the Indenture (as defined below), in each case registered under the Securities Act. We understand that the Exchange Notes will represent the same debt as the Old Notes and Parent will issue the Exchange Notes under the same Indenture, dated as of October 12, 2010, as amended by the First Supplemental Indenture dated April 5, 2011, by and among Parent, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee and collateral agent (the “Indenture”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

California | Illinois | Michigan | Texas | Washington D.C.

Sears Holding Corporation

April     , 2011

Our knowledge of the Specified Entities’ business, records, transactions and activities is limited to the information which has been brought to our attention by the Specified Entities in connection with such matters. We have reviewed the following:

(a) The Indenture, including the form of Exchange Note;

(b) The First Supplemental Indenture;

(c) Registration Rights Agreement dated as of October 12, 2010, by and among Parent, the Subsidiary Guarantors party thereto, and Banc of America Securities LLC (“Registration Rights Agreement”);

(d) Notation of Guaranty executed by each Specified Entity with respect to the Exchange Notes;

(e) Originals or copies of the Articles of Organization and Amended and Restated Limited Liability Company Agreement of KSI-LLC; the Articles of Incorporation and By-Laws of S-Protection; the Articles of Incorporation and By-Laws of each of Kmart and KOM; the Certificate of Incorporation and By-Laws of KLC; and the Certificate of Organization and Amended and Restated Limited Liability Company Agreement of KST-LLC (collectively, the “Organizational Documents”);

(f) Resolutions of the boards of managers, members or boards of directors, as the case may be, of the Specified Entities relating, among other things, to the Transaction Documents (as defined below);

(g) Certificates of Good Standing, Existence or Fact, as the case may be, issued by the relevant Secretaries of State or other department of states of incorporation or organization of each Specified Entity; and

(h) Certificates of an Officer or Managing Member, as the case may be, of each Specified Entity as to certain factual matters (“Certificates”).

The documents described above in paragraphs (a) through (d) inclusive above are referred to herein collectively as the “Transaction Documents.”

In rendering the opinions expressed below, we have assumed, with your permission and without independent verification, that:

(a) all documents submitted to us as originals or duplicate originals are authentic;

(b) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;

California  |  Illinois  |  Michigan  |  Texas  |   Washington D.C.

Sears Holding Corporation

April     , 2011

(c) the signatures of persons signing all documents in connection with which this opinion is rendered are authorized and genuine;

(d) there are no documents or agreements, other than the Transaction Documents, which would affect any of the opinions expressed in this opinion letter; and

(e) that no changes in the facts certified in any Certificate has occurred or will occur after the date of the Certificate.

We have examined and relied upon representations made in the Certificates and on certificates of public officials for certain factual matters. With your consent, we have not independently verified the factual matters contained in such representations.

In rendering our opinions in paragraphs (a)-(f) below regarding the good standing and valid existence of each Specified Entity, we have relied solely upon the Certificates of Good Standing, Existence or Fact described above, which we have assumed to be valid as of the date hereof.

We express no opinion as to, or the effect or applicability of, any law other than the laws of the States of Illinois, Michigan and Texas.

Our opinions are subject to the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws.

Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that:

(a) KSI-LLC is a limited liability company, validly existing and in good standing under the laws of the State of Illinois;

(b) S-Protection is a corporation, validly existing and in good standing under the laws of the State of Illinois;

(c) Kmart is a corporation, validly existing and in good standing under the laws of the State of Michigan;

(d) KOM is a corporation, validly existing and in good standing under the laws of the State of Michigan;

(e) KLC is a corporation, validly existing and in good standing under the laws of the State of Texas;

(f) KST-LLC is a limited liability company, validly existing and in good standing under the laws of the State of Texas;

California  |  Illinois  |  Michigan  |  Texas  |   Washington D.C.

Sears Holding Corporation

April     , 2011

(g) Each Specified Entity has the corporate or limited liability company power to guarantee the Exchange Notes pursuant to the terms of the Indenture and to execute and deliver the Transaction Documents to which it is a party and perform its obligations thereunder;

(h) Each Specified Entity has, by all necessary corporate or limited liability company action, duly authorized the guarantee of the Exchange Notes pursuant to the terms of the Indenture and the execution, delivery and performance of the Transaction Documents to which it is a party; and

(i) Each Specified Entity has executed and delivered the Transaction Documents.

We are furnishing this opinion letter solely in connection with the Exchange Offer. The foregoing opinions are rendered as of the date of this opinion letter, except as otherwise indicated. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur after the date hereof.

Our opinions are limited to the specific issues addressed and are limited in all respects to laws and facts existing on the date hereof. By rendering our opinions, we do not undertake to advise you of any changes in such laws or facts, which may occur after the date hereof.

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and the reference to this firm under the heading “Legal Matters” in the related prospectus. We also consent to the reliance by Wachtell, Lipton, Rosen & Katz on the opinions expressed herein. In rendering this opinion and giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

DYKEMA GOSSETT PLLC

California  |  Illinois  |  Michigan  |  Texas  |   Washington D.C.